UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

    As previously disclosed, on August 10, 2012, Eagle Rock Energy Partners, L.P., a Delaware limited partnership ("Eagle Rock"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with BP America Production Company, a Delaware corporation ("BP") to acquire two of BP's gas processing facilities and the associated gathering system (the "Gathering and Processing Facilities") that are located within the Texas Panhandle Region (the "BP Acquisition"). Under the terms of the Purchase Agreement, Eagle Rock assigned its rights, duties and obligations under the Purchase Agreement (the "Assignment") to its indirect, wholly-owned subsidiary, Eagle Rock Field Services, L.P., a Texas limited partnership ("Eagle Rock Field Services"). Eagle Rock Field Services completed the BP Acquisition on October 1, 2012. In connection therewith, Eagle Rock entered into a guaranty agreement, guaranteeing Eagle Rock Field Services' performance under the Purchase Agreement and ancillary agreements.
Gas Gathering and Processing Agreement.
As a condition to the closing of the BP Acquisition, and pursuant to the Assignment, on October 1, 2012, Eagle Rock Field Services and BP entered into a Gas Gathering and Processing Agreement, with an initial term of 20 years, and the option to extend in five-year increments upon mutual agreement (the “GGPA”), pursuant to which Eagle Rock Field Services will gather and process, on a fixed-fee basis, BP's production from existing wells connected to the Gathering and Processing Facilities and all production from certain future wells drilled by BP or its farmees. Subject to the GGPA, all wells currently connected to the system are dedicated (with respect to BP's production) to Eagle Rock Field Services for the term of the GGPA. In addition, for two years after closing (subject to extension by mutual agreement of the parties in two year increments), all wells drilled by BP or its farmees within two miles of any portion of the system used by Eagle Rock Field Services to gather and process BP's natural gas will be dedicated to Eagle Rock Field Services, and, to the extent of Eagle Rock Field Services' election, will be connected and subject to all terms and conditions of the GGPA (in the case of BP's production therefrom) or a substantially similar agreement (in the case of production from a farmee of BP). Eagle Rock Field Services will provide fixed recoveries based on specified amounts in the GGPA that apply until April 1, 2014, at which point fixed recoveries are set based on an agreed-upon calculation of 2013's actual recoveries, and this adjustment process will continue in such manner for each year thereafter.

The foregoing description of the GGPA is not complete and is qualified in its entirety by reference to the GGPA, a redacted copy of which is attached hereto as Exhibit 10.1.

Item 2.01     Completion of Acquisition or Disposition of Assets.

As discussed above, pursuant to the Purchase Agreement and the Assignment, Eagle Rock Field Services completed the Acquisition on October 1, 2012. The consideration for the acquisition consisted of approximately $230.6 million in cash, including the approximately $23 million deposit paid to BP upon execution of the Purchase Agreement. The acquisition consideration was funded using borrowings under Eagle Rock's revolving credit facility.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1*    Gas Gathering and Processing Agreement by and between BP America Production Company and Eagle Rock Field Services, L.P., dated as of October 1, 2012.

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*    Portions of this agreement have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b02 of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By: Eagle Rock Energy GP, L.P.,
its general partner

By: Eagle Rock Energy G&P, LLC
its general partner

By: _/s/ Charles C. Boettcher______________
Charles C. Boettcher
Senior Vice President and General Counsel